UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐	Definitive information statement

TRANSGLOBAL MANAGEMENT GROUP, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

TRANSGLOBAL MANAGEMENT GROUP, INC.
7411 East 6th Avenue, Suite 104
St. Petersburg, Florida 33702

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Transglobal Management Group, Inc., a Florida corporation, in connection with actions taken by our Board of Directors and the holders of a majority of the voting power of our outstanding capital stock to approve an amendment and restatement of our Articles of Incorporation (the “Restatement”) to increase the Company's authorized Common Stock from 5,000,000,000 shares to 20,000,000,000 shares. The Restatement was approved by the written consent of our Board of Directors and the holders of a majority of the voting power of our outstanding Common Stock and Series A Preferred Stock on August 6, 2026. We anticipate that a copy of this Definitive Information Statement will be mailed to our shareholders on or about the date hereof. A copy of the Restatement is attached to this Information Statement as Annex A (or Exhibit A, if that's how you're labeling it) for your reference.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Restatement had not been approved by written consent, it would have been submitted to our stockholders for approval at a special meeting called for that purpose. The elimination of the need for a special meeting is permitted by Section 607.0704, Florida Statutes, which provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if written consents are signed by the holders of not less than the minimum number of votes that would be necessary to authorize or approve the action at a meeting at which all shares entitled to vote were present and voted. Pursuant to the Florida Statutes, approval of the Restatement required the affirmative vote of the holders of a majority of the voting power of our outstanding capital stock entitled to vote thereon. In order to avoid the expense and delay associated with calling and holding a special meeting, our Board of Directors determined that approving the Restatement by written consent was in the best interests of the Company and its shareholders. This Information Statement is being furnished to our stockholders solely as notice of the action taken by written consent.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on August 6, 2026 (the “Record Date”). As of the Record Date, we had outstanding:

(i)	492,829,662 shares of common stock; and

(ii)	200 shares of Series A Preferred Stock;

The transfer agent for our common stock is Pacific Stock Transfer Company, 6725 Via Austi Pkwy #300, Las Vegas, NV 89119.

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NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Restatement. The holders who have executed written consents approving the Restatement possess sufficient voting power to approve the Restatement without the approval of any other stockholders. Accordingly, no meeting of stockholders is required, and no additional votes will be solicited in connection with the Restatement.

RESTATEMENT OF ARTICLES OF INCORPORATION

We are amending and restating our Articles of Incorporation to increase the Company's authorized Common Stock from 5,000,000,000 shares to 20,000,000,000 shares. No other substantive changes are being made to the Company's Articles of Incorporation.

The Restatement will not alter the rights, preferences or privileges of the Company's outstanding Common Stock or Series A Preferred Stock. The sole substantive effect of the Restatement is to increase the number of authorized shares of Common Stock available for future issuance. A copy of the Restatement is attached to this Information Statement as Exhibit A for your reference.

PLANS, ARRANGEMENTS, UNDERSTANDING OR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT TO THE ISSUANCE OF ANY NEWLY AUTHORIZED SHARES OF COMMON STOCK

We have discussed the possibility of issuing shares of common stock of the Company as a stock dividend, remuneration for management services, debt settlement, and incentive plans for new employees. We do not have any agreements, arrangements, or understandings yet with respect to any further issuances of shares of common stock, but it is likely that we will issue more common stock up to the amount of common stock authorized by our Articles of Incorporation. Any material common stock issuances will be disclosed in accordance with the disclosure requirements of the Securities Exchange Act of 1934.

The following table sets forth the beneficial ownership of each of our directors and executive officers, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group, as of August 6, 2026. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us. Our address is 7411 East 6th Avenue, Suite 104, Scottsdale, Arizona 85251. As of August 6, 2026, we had 7,539,209 shares of common stock issued and outstanding and 200 shares of preferred stock outstanding. While each of our shares of common stock holds one vote, our Series A Preferred Stock in the aggregate hold 80% of the vote of all classes of capital stock of the Company on a fully diluted basis. The following table describes the ownership of our voting securities (i) by each of our officers and directors, (ii) all of our officers and directors as a group, and (iii) each person known to us to own beneficially more than 5% of our common stock or any shares of our preferred stock.

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Name(1)	Shares of Common Stock Beneficially Owned	Percent of Class	Shares of Series A Preferred Stock Beneficially Owned(2)	Percent of Class	Other Beneficial Ownership	Total	Voting Percentage for all Classes (fully-diluted)
Jeff Foster(3)	–	*	128	64.0%	–	128	51.2%
Kelly L. Kirchhoff (4)	–	*	72	36.0%	–	72	28.8%
All directors/director nominees and executive officers as a group (2 persons)	–	*	200	100%	–	200	80.0%

____________________
* Indicates less than

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Transglobal Management Group, Inc., 7411 East 6th Avenue, Suite 104, Scottsdale, Arizona 85251.
(2)	Shares of our Series A Preferred Stock are not convertible into common stock and are entitled in the aggregate to 80% of the vote after giving effect to the number of issued and outstanding shares of the Corporation’s Common Stock together with all other derivative securities issued by the Corporation and outstanding as of the Date of Conversion, whether or not then convertible or exchangeable, entitled to vote on matters submitted to the Shareholders.
(3)	President and Chairman of the Board of Directors and controlling shareholder of the Company.
(4)	Chief Executive Officer and member of the Board of Directors and beneficial shareholder of the Company.

NO DISSENTER’S RIGHTS

Under the Statutes, stockholders are not entitled to dissenter’s rights of appraisal with respect to the restatement of our Articles of Incorporation.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Restatement.

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ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 7411 East 6th Avenue, Suite 104, Scottsdale, Arizona 85251, or by calling us at (602) 989-4653. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeff Foster

Jeff Foster

President

August 11, 2026

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